Exhibit 99.1

Contact:
James Eccher
President and Chief Executive Officer
Old Second National Bank
630.330.2365

FOR IMMEDIATE RELEASE

OLD SECOND BANCORP, INC. COMPLETES ACQUISITION OF

HERITAGEBANC, INC. AND HERITAGE BANK

Aurora, Illinois (February 11, 2008) – Old Second Bancorp, Inc. (Nasdaq: OSBC) announced today the completion at the close of business on Friday, February 8, 2008, of the previously announced acquisition of HeritageBanc, Inc., and its wholly owned banking subsidiary, Heritage Bank, a $350 million bank operating in the south Chicago suburbs.  As part of this transaction, Heritage Bank was also merged into Old Second National Bank, creating a bank with 35 banking offices and more than $3 billion in assets.

“We are incredibly excited about uniting these two great banking organizations and very pleased to welcome our new employees and customers to Old Second.  We have been focused for some time on expanding into Will and southern Cook Counties and this transaction presented us with a unique opportunity to do so.  Heritage Bank’s employees have done an excellent job of building an attractive franchise from which Old Second can build upon and expand in the future,” said William B. Skoglund, Chairman, President and Chief Executive Officer of Old Second Bancorp, Inc.  “Old Second’s strong financial foundation and the breadth of its products, including wealth management and expanded mortgage, treasury and retail services, will allow our new employees to provide many exciting alternatives to help our customers achieve their financial needs.”

John Ladowicz, Chairman and Chief Executive Officer of Heritage, said, “Our team is delighted to join the Old Second family.  We believe that Old Second is an organization of high integrity and standards and possesses a strong commitment to excellence in the communities it services.  This transaction provides a great opportunity for our employees to move forward and grow with a quality and dynamic organization, and we are excited to be a part of Old Second’s first expansion into the south and southwest suburban market.”  He added, “Pat Roe, Heritage’s President and Chief Operating Officer, has built a very strong team of banking professionals over the last several years and he will continue to lead them on behalf of Old Second.  This will ensure that our customers will continue to see the same friendly faces in our offices and continue to receive the same outstanding customer service to which they have become accustomed.”

About Old Second Bancorp, Inc.

Old Second Bancorp is a financial services company headquartered in Aurora, Illinois, with total assets of approximately $3 billion.  Old Second Bancorp provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination and securities and insurance brokerage activities throughout the greater Chicago metropolitan area.

The company’s principal operating subsidiary, Old Second National Bank, provides community and commercial banking services to individuals and businesses through a series of 35 branches located in Kane, Kendall, Cook, DeKalb, DuPage, LaSalle and Will counties in Illinois.  For more information, please visit www.oldsecond.com.

Forward Looking Information

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties.  Old Second intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions.  The risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Old Second undertakes no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the SEC.